Exhibit H(4)

SUPPLEMENTAL SHAREHOLDER SERVICES AGREEMENT

for MassMutual Select Funds

This SUPPLEMENTAL SHAREHOLDER SERVICES AGREEMENT (the “Agreement”), dated as of the 1st day of April 2014 (the “Effective Date”) is entered into by and between MassMutual Select Funds (the “Trust”) on behalf of each of its series listed on Exhibit A hereto (each a “Fund”) and Massachusetts Mutual Life Insurance Company (the “Company”).

WHEREAS, each Fund is a series of the Trust, a Massachusetts business trust that is an open-end management investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, each Fund has entered into an Administrative and Shareholder Services Agreement (the “Administration Agreement”) with MML Investment Advisers, LLC (the “Manager”) pursuant to which the Manager has agreed generally to take steps to provide for shareholder servicing, recordkeeping services for direct and indirect investors in the Fund (“shareholder services”), and such other related services as the Manager may from time to time consider appropriate, and to pay such amounts to third parties (who may be affiliates of the Manager) in respect of such services as the Manager may from time to time consider necessary or appropriate to provide various shareholder services to investors; and

WHEREAS, the Administration Agreement contemplates that each Fund may make payments to such third parties in addition to those paid to them by the Manager to ensure the provision of an appropriate level of shareholder services for direct and indirect investors in the Fund, and the Manager has entered into a Recordkeeping and Shareholder Servicing Agreement with the Company (the “Recordkeeping Agreement”) pursuant to which the Company has agreed to provide recordkeeping and shareholder servicing to direct and indirect investors in the Fund; and

WHEREAS, the Board of Trustees of the Trust has determined, on the basis of the information presented to it, that payments of certain such additional amounts are necessary and appropriate to provide compensation to the Company for providing or for arranging for the provision of such shareholder services, in addition to amounts the Manager has agreed to pay to the Company;

NOW, THEREFORE, in consideration of the covenants and mutual promises of the parties made to each other, it is hereby covenanted and agreed as follows:

ARTICLE I: GENERAL RESPONSIBILITIES OF THE PARTIES

The Company agrees with the Trust to provide shareholders services in accordance with the Recordkeeping Agreement for the benefit of each Fund and its direct and indirect investors. The Trust on behalf of each Fund agrees to make payments to the Company at such rate as the as the Trust and the Company may from time to time agree, as set out on Exhibit A, as it may be amended from time to time, as a supplement to amounts payable by the Manager to the Company under the Recordkeeping Agreement in respect of such services. Under no circumstances will the Fund have any obligation to the Company to pay to the Company or any other person, as a direct obligation or by way of guarantor or surety or otherwise, any amount payable by the Manager under the Recordkeeping Agreement, whether or not the Manager itself fulfills its obligation to make such payment. For clarity, payments under this Agreement will be made in respect of the maintenance of records, record-keeping, and related costs, and not in respect of personal service provided to investors. Payment of any amounts by the Trust under this Agreement shall not give rise to any reduction in the amount of fees or other amounts payable to the Manager by the Trust under the Administration Agreement.

ARTICLE II: EXPENSES

The Company shall pay all of its own expenses incurred in performing its obligations under this Agreement.

ARTICLE III: EFFECTIVE DATE, TERMINATION AND AMENDMENT

A. Effective Date. This Agreement will become effective on the Effective Date and, unless sooner terminated as provided herein, will continue for an initial term of one-year from the Effective Date and thereafter shall continue with respect to each Fund for successive one year periods, unless terminated as provided below.

B. Termination. Anything to the contrary herein notwithstanding, this Agreement may at any time be terminated with respect to a Fund (i) by the Trust on 90 days’ written notice to the Company without the payment of any penalty, (ii) by vote of majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or (iii) by the Company on 90 days’ written notice to the Trust without the payment of any penalty Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the principal office of such party.

C. Amendment. This Agreement may be amended at any time by mutual written consent of the parties.

ARTICLE IV: MISCELLANEOUS

A. Disclaimer of Liability. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding upon the assets and property of the Trust; provided, however, that the Agreement and Declaration of Trust of the Trust provides that the assets of a particular series of the Trust shall under no circumstances be charged with liabilities attributable to any other series of the Trust and that all persons extending credit to, or contracting with or having any claim against a particular series of the Trust, shall look only to the assets of that particular series for payment of such credit, contract or claim.

B. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below (or at such other place as a party shall notify to the other in accordance with this Clause F from time to time):

(a)	In the case of notices sent to the Trust to:

MassMutual Select Funds

100 Bright Meadow Blvd., M243

Enfield, CT 06082

Attention: Andrew M. Goldberg

Vice President, Secretary, and Chief Legal Officer

(b)	In the case of notices sent to the Company to:

Massachusetts Mutual Life Insurance Company

100 Bright Meadow Blvd.

Enfield, CT 06082

Attention: Eric Wietsma, Senior Vice President

C. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of the Company or by the Company without the written consent of the Trust, authorized and approved by its Board.

D. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts (without giving effect to conflicts of laws provisions).

E. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Administrative and Shareholder Services Agreement to be executed as of the day and year first above written.

MASSMUTUAL SELECT FUNDS
on behalf of its series identified on Exhibit A hereto, as the same may from time to time be amended

By:	/s/ Nicholas Palmerino
Nicholas Palmerino
CFO and Treasurer

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Eric Wietsma
Eric Wietsma
Senior Vice President

EXHIBIT A

COMPENSATION

	Class I	Class R5	Service Class	Administrative Class	Class A	Class R4	Class R3
PIMCO Total Return Fund	None	None	0.05%	0.15%	0.15%	None	None
Strategic Bond Fund	None	None	0.05%	0.15%	0.15%	None	None
BlackRock Global Allocation Fund	None	None	0.05%	0.15%	0.15%	None	None
Diversified Value Fund	None	None	0.05%	0.15%	0.15%	None	None
Fundamental Value Fund	None	None	0.05%	0.15%	0.15%	None	None
Large Cap Value Fund	None	None	0.05%	0.15%	0.15%	None	None
S&P 500® Index Fund	None	None	0.05%	0.20%	0.20%	None	None
Focused Value Fund	None	None	0.05%	0.15%	0.15%	None	None
Fundamental Growth Fund	None	None	0.05%	0.15%	0.15%	None	None
Blue Chip Growth Fund	None	None	0.05%	0.15%	0.15%	None	None
Growth Opportunities Fund	None	None	0.05%	0.15%	0.15%	None	None
Mid-Cap Value Fund	None	None	0.05%	0.15%	0.15%	None	None
Small Cap Value Equity Fund	None	None	0.05%	0.15%	0.15%	None	None
Small Company Value Fund	None	None	0.05%	0.15%	0.15%	None	None
S&P® Mid Cap Index Fund	None	None	0.05%	0.20%	0.20%	None	None
Russell 2000® Small Cap Index Fund	None	None	0.05%	0.20%	0.20%	None	None
Mid Cap Growth Equity II Fund	None	None	0.05%	0.15%	0.15%	None	None
Small Cap Growth Equity Fund	None	None	0.05%	0.15%	0.15%	None	None
Small Company Growth Fund	None	None	0.05%	0.15%	0.15%	None	None
Diversified International Fund	None	None	0.05%	0.15%	0.15%	None	None
MSCI EAFE® International Index Fund	None	None	0.05%	0.20%	0.20%	None	None
Overseas Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM Conservative Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM Moderate Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM Moderate Growth Fund	None	None	0.05%	0.15%	0.15%	None	None

	Class I	Class R5	Service Class	Administrative Class	Class A	Class R4	Class R3
RetireSMARTSM Growth Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM In Retirement Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2010 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2015 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2020 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2025 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2030 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2035 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2040 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2045 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2050 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2055 Fund	None	None	0.05%	0.15%	0.15%	None	None